UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

Form 8-K

___________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

___________________________________

DATASIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54146	46-3457679
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification No.)

2451 South Buffalo Drive, Suite 105

Las Vegas, Nevada 89117

(Address of principal executive offices)

(702) 442-0996

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2018 Kevin Kearney resigned as a Director of DataSight Corporation (the “Company”). There were no disagreements between the Company and Mr. Kearney.

On November 16, 2018, the Company, through a unanimous written consent (“UWC”) of the Board of Directors, amended the Corporation’s By-Laws to amend Article II, Section 2.2 (the “Amendment”), changing the number of Board of Directors to at least one and no more than seven. The foregoing summary and description of the Amendment is qualified in its entirety by reference to the complete Amendment, a copy of which is filed as an exhibit to this report as Exhibit 3.1.4 and incorporated herein by reference. In the UWC the Board set the number of directors to be six and elected Arnold T. Grisham (as Vice Chairman), Mark E. Lefanowicz, Frank C. Ingriselli and Robert Blechman, to fill the vacancies. Further, Mark E. Lefanowicz was appointed to serve as the Chairman of the Audit Committee for his term on the Board of Directors.

Mr. Grisham, age 71, was the Chairman, President and CEO of Tri-Valley Bank from 2011 until it was sold in early 2018 to Heritage Commerce Corp. Mr. Grisham’s career includes senior executive positions with Alta Alliance Bank, Western Alliance Bancorporation, and as an executive vice president of Wells Fargo. From 2008 through 2010 Mr. Grisham was a Board member and a member of the Audit Committee of the Federal Reserve Bank of San Francisco. Mr. Grisham served as a Trustee of DePaul University and is the Board Chairman of the Oakland Military Institute.

Mr. Lefanowicz , age 62, has been a Managing Director of Fenway Summer Ventures, a private equity firm since 2014. He has held various positions including CEO of Ethos Lending, a since 2013. Previously, from 2008 to 2013, Mr. Lefanowicz served as CFO of Provident Funding Associates, currently the largest wholesale mortgage lender in the United States. From 2004 to 2008, Mr. Lefanowicz served as CEO/President of E-LOAN, a publicly traded Internet mortgage, home equity, and auto lender. As CEO, he led the company’s sale to Banco Popular.

Mr. Ingriselli, age 64, has over 39 years of experience in the energy industry and was the founder, Chairman, President & CEO of PEDEVCO Corp. (PED: NYSE) until his retirement in October 2018. PEDEVCO focused on the shale revolution in the USA and capitalized on new opportunities and applied the latest technology to extract commercial quantities of oil and gas from shale. Prior to PEDEVCO, he was the founder, Chairman & CEO of Pacific Asia Petroleum Inc. (PAP:NYSE) that produced oil from offshore deep-water locations in Africa and explored coal bed methane fields in China. His career began with over two decades of senior executive roles with Texaco Inc. up until his retirement from Texaco when it was acquired by Chevron in 2001. Mr. Ingriselli's roles included serving as President of Texaco International Operations and President of Texaco Technology Ventures.

Mr. Blechman, age 55, has been a Managing Partner of Milestone Project Group since 2008 and is a business transformation leader focused on strategic IT initiatives, merger/acquisition integration, business growth, and organizational change. For over 20 years, he has led engagements delivering high impact results at many of the world’s leading companies including AT&T, Chevron, Cisco, France Telecom, GE, Hearst, HP, McKesson and Wells Fargo. Prior to Milestone, Mr. Blechman was a Board member and advisor to Silicon Valley based software companies, and a Manager with Deloitte Consulting.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Amendment to the Company’s Bylaws in Item 5.02 is incorporated into this Item 5.03 by reference.

Item 9.01. Exhibits

EXHIBIT INDEX

No.	Description

3.1.4	Amendment to By-Laws of the Company *

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATASIGHT CORPORATION

Dated: November 21, 2018	By:	/s/ Lyle L. Probst
	Name:	Lyle L. Probst
	Title:	Chief Executive Officer (Principal Executive Officer)